                                                                  Exhibit 10.13

[Portions of this Exhibit have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. A copy of this Exhibit with the portions included has been filed with the Securities and Exchange Commission.]

                              HEWLETT-PACKARD COMPANY
                      U.S. AGREEMENT FOR AUTHORIZED RESELLERS
                        TABLE OF CONTENTS AND SIGNATURE PAGE

TROY SYSTEMS, INC.
-------------------------------    --------------------------------------------
Company Name (Including DBA's)     Agreement

2331 SOUTH PULLMAN STREET
-------------------------------------------------------------------------------
Address

SANTA ANA  CA    92705                (714) 250-3280
---------------------------------     -----------------------------------------
City      State   Zip                 (Area Code) Telephone #

(714) 250-8972
---------------------------------
Fax #

BY THEIR SIGNATURE BELOW, THE PARTIES AGREE TO THE TERMS OF THE AGREEMENTS, ADDENDA, EXHIBITS AND APPLICATlONS INDICATED, ALL TERMS OF WHICH ARE INCLUDED BY THIS REFERENCE.

AGREEMENTS:
X    U.S. RESELLER - LASERJET MICR SOLUTION
----

     (AVAR) SOFTWARE LICENSE AGREEMENT
----

AGENDA:
X    U.S. DIRECT VALUE-ADDED RESELLER- LASERJET MICR SOLUTION
----

STATEMENT OF OWNERSHIP

Name of Company:    TROY, A DIVISION OF PIERCE COMPANIES, INC.
                --------------------------------------------------------------

Form of Organization (e.g. Corporation, General Partnership, Limited Partnership, Sole Proprietor):
For a Corporation, specify whether:  Publicly Held     or Privately Held
                                                                          XX
                                                   ----                  ----
State of Incorporation/ Organization: Delaware
                                     ----------------------------------------

Identify Company ownership and management structure as follows (attach additional pages, if necessary):

     Sole proprietor: Identify all owners, officers and ownership percentages held
     Partnership: Identify all General Partners, Limited Partners, Officers and ownership percentages held (Specify Dollar Investment of Limited Partners) Privately held corporation: Identify all shareholders, (With class and percentage ownership), Officers and Board of Director Members
     Publicly held corporation: Identify owners of 20% or more of each class of shares (with class and percentage ownership), Officers and Board of Director Members
     Trust: Identify Trustee (s) (administrators if /trust) and Beneficiaries of Trust.



Name:                   Title(s):                 Ownership Interest
                                      Percentage Ownership    Type of Ownership
                                       (Dollar Investment     Interest (Assets,
                                           for Limited       Common or Preferred
                                            Partners)              Shares)
Dirk Family Trust
-----------------    ----------------      --------------         --------------
Patrick J. Dirk      Chairman
-----------------    ----------------      --------------         --------------

-----------------    ----------------      --------------         --------------
Robert S. Messina    General Manager
-----------------    ----------------      --------------         --------------

-----------------    ----------------      --------------         --------------

                     ----------------      --------------         --------------

*If Company is 100% owned by another corporation, identify the parent corporation's ownership and management structure above and the identity of the parent corporation below:

-------------------------------------------------------------------------------
Parent/Owner (including DBA's)

-------------------------------------------------------------------------------
Address

--------------------------------     -----------     --------------------------
City      State          Zip         (Area Code)     Telephone #

-------------------------------------                --------------------------
State of Parent/Owner's Incorporation                (Fax#)


AUTHORIZED SIGNATURES

DIRK FAMILY TRUST
-------------------------------------------------------
Parent/Owner

/S/ PATRICK J. DIRK
-------------------------------------------------------
Authorized Signature

ROBERT S. MESSINA   /S/ ROBERT S. MESSINA
-------------------------------------------------------
Typed Name

GENERAL MANAGER
-------------------------------------------------------
Title


HEWLETT-PACKARD COMPANY

/S/ WALT SLEDZIESKI          10-1-96
-------------------------------------------------------
Walt Sledzieski
Hardcopy Marketing Center Manager

Effective Date:  APRIL 1, 1996
                 -------------

Expiration Date:  MARCH 31, 1999
                  --------------

      U.S. AGREEMENT FOR AUTHORIZED DIRECT LaserJet MICR Solution VALUE-ADDED
                                     RESELLERS

                                 TABLE OF CONTENTS

U.S. LaserJet MICR Solution RESELLER AGREEMENT

     1.   APPOINTMENT
     2.   STATUS CHANGE
     3.   PRICES
     4.   PAYMENT
     5.   ORDERS; SHIPMENTS; CANCELLATIONS AND CHANGES
     6.   PRICE ADJUSTMENTS; PRICE PROTECTION
     7.   STOCK ADJUSTMENTS
     8.   DEFECTIVE UNITS & CUSTOMER SATISFACTION RETURNS
     9.   USER WARRANTY
     10.  LIMITATION OF REMEDIES AND LIABILITY
     11.  INDEMNITY
     12.  RELATIONSHIP
     13.  RESELLER RECORD-KEEPING
     14.  TRADEMARK
     15.  SOFTWARE
     16.  PATENT INDEMNITY
     17.  TERMINATION
     18.  AMENDMENT
     19.  GENERAL
     20.  NOTICES

U.S. DIRECT LaserJet MICR Solution VALUE-ADDED RESELLER ADDENDUM

     1.   APPOINTMENT
     2.   APPROVED LOCATIONS
     3.   RESELLER SALES
     4.   END-USER SALES
     5.   VAR RESPONSIBILITIES
          A.   FACE TO FACE SUPPORT
          B.   TRAINING
          C.   PRIMARY CONTACT
          D.   NEW PRODUCT INTRODUCTIONS
          E.   PRODUCT SERVICE AND CUSTOMER SUPPORT
          F.   ADVERTISING
     6.   POLICIES AND PROGRAMS
     7.   NONBINDING FORECASTING
     8.   BINDING FORECASTING
     9.   INDEPENDENT SOURCING
     10.  TOOLS AND DEVELOPMENT ENVIRONMENT
     11.  PRODUCT SUPPORT LIFE
     12.  PRIVATE LABELING & LOSS OF HP PRODUCT IDENTITY
     13.  ADVANTAGE AND PROMOTIONAL FUNDS
     14.  PROMOTION AND EXCLUSIVITY

EXHIBITS

     A.   APPROVED PRODUCT EXHIBIT
     B.   FORECASTS
     C.   APPROVED US AND INTERNATIONAL DISTRIBUTlON AND RESELLER LOCATIONS
     D.   APPROVED INTERNATIONAL COUNTRIES FOR EXPORT
     E.   DEFINITION OF VAR'S VALUE ADD
     F.   MILESTONES

                  U. S. LaserJet MlCR Solution RESELLER AGREEMENT

TROY SYSTEMS, INC.
-------------------------------    --------------------------------------------
Company Name (Including DBA's)     Agreement

2331 SOUTH PULLMAN STREET
-------------------------------------------------------------------------------
Address

SANTA ANA  CA    92705                (714) 250-3280
---------------------------------     -----------------------------------------
City      State   Zip                 (Area Code) Telephone #

                                      (714) 250-8972
                                      ---------------------------------
                                      Fax #


1.   APPOINTMENT

     A. Hewlett-Packard Company ("HP") appoints the company named above ("Reseller") as an authorized, exclusive United States reseller for the HP LaserJet MICR Solution Products. This contract entitles Reseller to offer for sale the select MICR products (identified as such on the product Exhibit A) on an exclusive basis in the United States and the other products listed on the Product Exhibits or designated in writing by HP as being subject to this Agreement on a non-exclusive basis. To encourage aggressive promotion of HP MICR products, Reseller agrees to not offer for sale MICR products competitive with the HP LaserJet 4 Plus and LaserJet 5 printers or subsequent LaserJet brand printers for the duration of this contract. Unless otherwise indicated the provisions in this Agreement for "HP Products" apply with equal effect to Reseller private-labeled versions of HP Products.

     B. Reseller's appointment is subject to the terms of this U.S. LaserJet MICR Solution Reseller Agreement and the associated Addenda and Product exhibits (collectively, "Agreement") for the period from the effective date through the expiration date specified. Reseller accepts appointment on these terms.

2.   STATUS CHANGE

     A.   If Reseller wishes to:

          1)   Change its name or that for any approved location;
          2)   Add, close or change an approved location; or
          3)   Undergo a significant change in control of Reseller operations;

          then Reseller shall notify HP in writing prior to the intended date of change.

     B. HP must approve proposed Reseller changes prior to any obligation of HP to perform under this Agreement with Reseller as changed.

     C. HP agrees to promptly notify Reseller of its approval or disapproval of any proposed change, provided that Reseller has given HP all requested information and documents reasonably required by HP.

3.   PRICES

     A. HP's corporate price lists are internal data bases indicating current list prices for HP Products ("list prices"). In addition, HP offers products to customers and resellers that are not on HP's corporate price lists. Whether listed or unlisted, HP reserves the right to change list prices and discounts upon reasonable notice to Reseller. If Reseller is unsure of the list price to use in calculating net Reseller price for any HP Product. Reseller should contact its HP sales representative.

     B. Price changes on listed or unlisted products will be communicated in writing to the reseller at least 30 days prior to the price change taking effect.

     C. Net Reseller price for HP Products purchased under this Agreement will be the list price at the time of Reseller's orders, less the discounts based on Reseller's volume or other commitments or elections specified in the Product Exhibits. Please note that LaserJet signature/font/macro cartridge kits shall be available to Reseller at net kit prices available to other authorized custom product third parties with similar volumes. Net kit prices are not listed on product exhibit.

     D. Net Reseller price includes shipment arranged by HP. HP reserves the right to charge Reseller for any special routing, handling or insurance requested by Reseller and agreed to by HP. Orders shipped special routing shall be F.O.B. Origin. Requests for proof of delivery are subject to limitations and service charges.

     E. Net Reseller price excludes State and local taxes. HP will invoice Reseller for these taxes, based on point of delivery, unless the appropriate resale exemption certificates are on file at HP's order entry point or HP agrees the sale is otherwise exempt.

4.   PAYMENT

     A. Reseller will pay all invoices in full within 30 days after date of invoice unless other terms are specified in its HP flooring agreement. HP reserves the right to specify cash in advance or other terms for credit reasons.

     B. Claims for adjustment of any invoice will be waived if Reseller fails to present them within 90 days from date of HP invoice. No claims, credits or offsets may be deducted from any invoice.

5.   ORDERS; SHIPMENTS; CANCELLATIONS AND CHANGES

     A. HP will honor written, fax and telephone orders from Reseller's approved Selling Locations. Reseller's orders must comply with the minimum order, release, ship-to and other requirements specified in this Agreement. Reseller is responsible for ensuring that only authorized employees place, change or delete orders and that the orders conform to all requirements of this Agreement.

     B. Reseller's requested date for shipment must be within 90 days after order dates. HP reserves the right to schedule and re-schedule any order, at HP's discretion, and to decline any order for credit reasons or because the order specifies an unreasonably large quantity or makes an unreasonable shipment request.

     C. HP will use reasonable efforts to meet scheduled shipment dates. However, HP will not be liable for delay in meeting a scheduled shipment date.

     D. Shipments are subject to availability. If HP Products are in short supply, HP will allocate them equitably at HP's discretion.

     E. Reseller may cancel a shipment or request changes in a scheduled shipment date at no charge up to 5 working days before scheduled shipment. Any later cancellation or change will be subject to a charge of 5% of the shipment's list price value. If in transit, it will be subject also to applicable freight charges.

     F. If HP makes a purchase of unique material (such as SIMM kits) at Reseller's request and such unique material is not utilized due to cancellation of orders by Reseller, then HP may invoice Reseller for the cost of the unique material and Buyer shall pay the invoice in accordance with the payment terms of this agreement.

     G. Title to HP Products and risk of loss and damage will pass to Reseller F.O.B. Destination.

6.   PRICE ADJUSTMENTS; PRICE PROTECTION

     A. If HP raises Net Reseller prices (either through list price increases or Product Exhibit discount reductions), HP will invoice Reseller based on the old list price or discount for affected HP Product orders placed by Reseller within one month after the effective date of the increase. Limited quantity restrictions may apply.

     B. If HP reduces Net Reseller prices (either through a list price reduction or a combination of list price and discount changes) then HP will invoice Reseller based on the reduced Net Reseller price for affected HP Products shipped on or after the effective date of the reduction.

     C. If HP offers a limited time promotional HP product discount to all Resellers (excluding rebates and spiffs of all forms), HP will invoice Reseller based on the Net Reseller price less the promotional discount for orders conforming to and shipments made pursuant to the terms and conditions of the promotion.

     D. If HP reduces Net Reseller prices and the HP Products are eligible for price protection as designated on the Product Exhibits then HP will grant Reseller a price protection credit calculated by one of the two following methods at HP's discretion:

          1) The credit will equal the total reduction in Net Reseller price (less any previous promotional discount available from HP) for those HP products in Reseller's inventory and in transit to Reseller on the effective date of the reduction, using a verification process determined by HP; or

          2) The credit will equal 100% of the total reduction in Net Reseller price (less any previous promotional discount available from HP) for those HP Products shipped within 30 days before the effective date of the reduction, or 75% of the reduction for those HP Products shipped within 60 days before that date, whichever is greater.

     E. If HP offers a limited time promotional HP Product discount to all Resellers (excluding rebates and spiffs of all forms) and the HP Products are eligible for price protection as designated on the Product Exhibits, then HP will grant Reseller a price protection credit calculated by one of the two following methods, at HP's discretion:

          1) The credit will equal the promotional discount for those HP Products in Reseller's inventory and in transit to Reseller on the effective date of the promotion, using a verification process determined by HP; or

          2) The credit will equal 100% of the promotional discount for Products shipped within 30 days before the effective date of the promotion or 75% of the promotional discount for those HP Products shipped within 60 days before that date, whichever is greater.

     F. To receive a price protection credit by the inventory method, Reseller upon notification of a change in price from HP and upon request, will complete, sign and return to HP a form showing the number of units in inventory and in transit to Reseller on the effective date of the reduction. The format for the form may be defined by Reseller but must meet the approval of HP. If Reseller fails to submit the form within 30 days of the effective date of the reduction, Reseller will receive no price protection for eligible products.

     G. In all cases, HP may require that Reseller accumulate a minimum credit of $200 in a particular month before HP extends price protection to Reseller for that month.

     H. HP reserves the right to offer Reseller obsolete, used or refurbished HP Products and to offer Reseller HP Products through special promotions at discounts different from those in the Product Exhibits and on terms which may not include rights to price protection, stock adjustment, promotional funds allowance or count towards Reseller's volume commitment levels, if any.

7.   STOCK ADJUSTMENTS

     A. HP and Reseller agree that there shall be no stock adjustment for HP Products which have been relabelled as reseller's products or on MICR toner or on bootable SIMM kits.

     B. HP Products eligible for stock adjustment are designated on the Product Exhibits. To be eligible for stock adjustment, at the time of return the HP Products must still be listed on HP's then current Product Exhibits returned in their unopened, original packaging, and marketable as new merchandise. Ineligible items will be returned at Reseller's expense.

     C. Eligible HP Products may be returned for stock adjustment in one consolidated shipment from each approved location, freight prepaid, once each month during the term of this Agreement. Total returns in any one quarter may not exceed 5% of, the invoiced amount of HP shipments during the previous quarter. Quarters will be calculated as follows: February through April, May through July, August through October and November through January. At the time of the return, Reseller must have outstanding orders for HP Products of equal or greater value scheduled for shipment.

     D. In any one quarter, restocking charges will apply to cumulative returns of HP Products exceeding 5% of shipments to Reseller during the previous Quarter. Restocking charges are indicated on the Product Exhibits.

     E. Reseller must obtain a Notice of Return number (NOR) for each shipment of hardware and a separate NOR for each shipment of software returned for stock adjustment. If a NOR does not appear on the outside of all boxes returned to HP the shipment will be ineligible for stock adjustment and will be returned to Reseller at Reseller's expense.

     F. Reseller will receive a credit for eligible HP Products returned for stock adjustment at the Net Reseller price in effect when HP receives them, less the return charges indicated above, and any promotional or other discounts, and any price protection or other credit extended to Reseller by HP for the HP Products. In no event will credits be extended by HP which would result in a negative outstanding balance owed by Reseller.

8.   DEFECTIVE UNITS & CUSTOMER SATISFACTION RETURNS

     A. Reseller and HP agree that the procedure provided below for return and repair, replacement or credit will be Reseller's exclusive remedy for any claim relating to any dissatisfaction, defect or nonconformity in HP Products.

     B. At HP's discretion, HP will repair, replace or provide credit to Reseller for any HP Product found defective by Reseller within 180 days of its shipment to Reseller and within 30 days of purchase by the customer and no later than 210 days after original shipment by HP to Reseller. HP and Reseller agree that HP is under no obligation to accept product which has been relabelled as Reseller's product for replacement or credit. HP shall only be responsible for repairs to such product if the defect is solely attributable to HP's manufacturing or handling.

          1) Reseller must first notify HP that the unit is being returned, identify the reason for return (defect or customer dissatisfaction) and obtain a separate Notice of Return number
               (NOR) for each return.

          2) The HP Product may then be returned freight collect, marked with the assigned NOR on the outside of the box. Boxes not marked with the assigned NOR may be returned by HP to Reseller at its expense (FOB Reseller).

          3) HP may inspect each unit returned as a defective HP Product to verify that it is eligible for repair, replacement or credit. HP will not be obligated to repair, replace or provide credit for units returned as defective and damaged from abuse or misuse (including improper storage), from attempted repair by an unauthorized service center or during repossession or shipment to HP. Reseller will reimburse HP for freight for HP Products returned as defective units which are found not to be defective or for customer satisfaction returns exceeding the three percent limitation for total returns.

          4) Units repaired by local HP repair personnel may be repaired with remanufactured parts.

          5) HP's credit to Reseller will be the lowest Net Reseller price (less promotional HP Product discounts) in effect on the date of the shipment by Reseller to HP.

9.   USER WARRANTY

     A. No other warranty for the products shown on the Product Exhibit will be offered (except as set forth in Section 8 of this agreement).

     B. NO OTHER WARRANTIES, WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE ARE OFFERED.

     C. Some HP Products may contain selected remanufactured parts equivalent to new in performance.

     D.   Reseller

          1) shall be solely responsible for and indemnify HP from and against all warranties extended by Reseller to any third party other than an end-user, including VARs, resellers, independent sales representatives, distributors and Reseller;

          2) shall include in all shipments of Reseller labeled products purchased under this Agreement an end-user warranty card no more extensive in coverage, or time or less protective in terms of limitations of remedies, damages or exclusions than is in effect for corresponding, standard, HP-labeled Products on the date of shipment by Reseller to its customer; and

          3) Reseller's independent sales representatives shall be instructed, as well as any other 3rd party distributor, VAR, reseller or subsidiary to the extent Reseller is able to control their resale practice, to extend a hardware warranty for Reseller products in conformity with that warranty authorized by Section 9D2 above.

          4) The warranty specified in the Reseller private labeled products purchased under the Agreement at current U.S. domestic price is return to HP in the United States only. Any HP local country service requested of HP by Reseller in the destination country will be on a time and materials basis or as otherwise negotiated between Reseller and HP's international subsidiaries.

10.  LIMITATION OF REMEDIES AND LIABILITY

     A. THE REMEDIES PROVIDED IN THIS AGREEMENT, INCLUDING THE PROCEDURE FOR RETURN OF DEFECTIVE GOODS, ARE RESELLER'S SOLE AND EXCLUSIVE REMEDIES FOR HP PRODUCTS PURCHASED UNDER THIS AGREEMENT. HP WILL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER LEGAL THEORY.

     B. The foregoing limitation of liability will not apply in the event that any HP Product sold hereunder is determined by a court of competent jurisdiction to be defective and to have directly caused bodily injury, death or property damage, provided that in no event will HP's liability for property damage exceed the greater of $50,000 or the purchase price of the specific HP Product that caused such damage.

11.  INDEMNITY

     A. Each party agrees to indemnify the other party from and against any claim, demand, or liability brought by a third party and based upon the acts or omissions of the first party in performance of its responsibilities under this agreement.

12.  RELATIONSHIP

     A. Reseller's relationship to HP will be that of an independent contractor in purchasing HP

          Products for resale to Reseller's customers. Reseller and HP agree that this Agreement does not establish a franchise, joint venture or partnership.

     B. Unless expressly authorized by HP in writing in advance, any commitment made by Reseller to its customers with respect to price, quantities, delivery, specifications, warranties, modifications, interfacing capability or suitability will be Reseller's sole responsibility, and Reseller will indemnify HP from liability for any such commitment by Reseller.

     C. List prices are suggested prices for resale to Reseller's customers and a basis for calculating Net Reseller price. Reseller has the right to determine its own resale prices, and no HP representative will require that any particular resale price be charged by Reseller or grant or withhold any treatment to Reseller based on Reseller's resale pricing policies. Reseller agrees that it will promptly report any effort by HP personnel to interfere with its pricing policies directly to an HP officer or manager.

     D. This Agreement applies only to the HP Products listed on the Product Exhibits or otherwise designated in writing by HP as being HP Products sold pursuant to this Agreement. Reseller acknowledges that HP may market other products, including products in competition with those listed on the Product Exhibits without making them available to Reseller. HP reserves the right to advertise, promote and sell any product, including HP Products, in competition with Reseller.
          However, nothing in this paragraph shall be construed as diminishing the distribution rights granted in paragraph 1 of this Agreement.

13.  RESELLER RECORDKEEPING

     A. For purposes of contract compliance verification, product safety information, operational problems correction and the like, Reseller must maintain records of customer purchases of printers, plotters, scanners and computers for one year. Records must include customer name, address, phone number, serial number and date of sale of the above products. Reseller is the only authorized purchaser under this Amendment, the recordkeeping requirements of this Section do not apply to resale by any of Reseller's subsidiaries or international distributors, although Reseller agrees to maintain data for all HP and Reseller-labeled product purchased from HP under this Agreement identifying the model number, quantity, date of shipment and country of shipment from Reseller to its international subsidiary and distributor customers.

     B. At HP's discretion and upon reasonable notice to Reseller, HP or HP's designate will be given prompt access, either on site or through other means specified by HP, to Reseller's customer records, inventory records and other books and records of accounts HP believes are reasonably necessary to verify and audit Reseller's compliance with this Agreement. The intent of this paragraph is to allow HP to audit Reseller records reasonably pertaining to the sale of HP Products.

          Failure to promptly comply with HP's request will be considered a repudiation of this Agreement justifying HP's termination of this Agreement on 30 days' notice without further cause.

     C. HP may require Reseller to provide HP or its designate with HP Product inventory and sales data including but not limited to, information such as total units of selected HP Products sold and held in inventory by month for each approved location in a format specified by HP (including Use Of Electronic Data Interchange reporting methods). HP may require monthly reporting incorporating the previous month's data for each approved location.

14.  TRADEMARK

     A. From time to time, HP may authorize Reseller to display one or more designated HP trademarks. Reseller may display the trademarks solely to promote HP Products. Any display of the trademarks must be in good taste, in a manner that preserves heir value as HP trademarks, and in accordance with standards provided by HP for their display. Reseller will not use any name or symbol in a way which may imply that Reseller is an agency or branch of HP; Reseller will discontinue nay such use of a name or mark as requested by HP. Any rights or purported rights in any HP trademarks acquired through Reseller's Use belong solely to HP.

     B. Reseller grants HP the non-exclusive, royalty free right to display Reseller's trademarks in advertising and promotional material solely for directing prospective purchasers of HP Products to Resellers Selling Locations. Reseller may only indicate in such advertisements or promotional materials that HP supplied components were used. Any display of the trademarks must be in good taste, in a manner that preserves their value as Reseller's trademarks, and in accordance with standards provided by Reseller for their display. Any rights or purported rights in any Reseller trademarks acquired through HP's Use belong solely to Reseller.

     C. HP authorizes and licenses Reseller to modify and market HP Products as private labeled Reseller MICR solution products and as HP labeled products under the terms and conditions called out in the U.S. LaserJet MICR Direct Value-Added Reseller Addendum, and to distribute them in conformance with the distribution authorization and other terms in this Agreement.

15.  SOFTWARE

     Reseller is granted the right to use or distribute software materials supplied by HP only in accordance with the terms of the software license agreement executed in conjunction with this Agreement.

16.  PATENT INDEMNITY

     A. HP will, except as otherwise provided below, defend or settle any claim made or proceeding brought against Reseller so far as it is based on an allegation that any HP Product sold under this Agreement infringes a U.S. patent, trademark or copyright, provided HP is notified promptly in writing and given information, assistance and sole authority to defend or settle same at HP's expense; and HP will pay all damages and costs finally awarded therein against Reseller.
          If any such HP Product is held to infringe and its use is enjoined, or in case of a settlement; HP will have the option at HP's expense to replace same with a non-infringing product, or modify same so it becomes non-infringing; or repurchase same from Reseller at net Reseller price, provided it is new and in its unopened, original packaging.

     B. The foregoing states HP's entire liability for intellectual property infringement by products furnished under this Agreement.

     C. Reseller will defend or settle any claim made or proceeding brought against HP so far as it is based on an allegation that Reseller's modification of any HP product sold under this Agreement infringes a U.S. Patent, trademark or copyright, provided Reseller is notified promptly in writing and given information, assistance and sole authority to defend or settle at Reseller's expense; and Reseller will pay all damages and costs finally awarded therein against HP.

17.  TERMINATION

     A.   This Agreement may be terminated as follows:

          1) On the expiration date of this Agreement or with mutual agreement of the parties. If the parties agree in writing to continue this Agreement after the expiration date, the Agreement may then be terminated at any time provided that the terminating party gives 180 days notice, in writing, of the intent to terminate. During this 180 day period, neither party shall be bound by the exclusivity provisions set forth in paragraph 1 of this Agreement and referred to elsewhere in this Agreement.

          2) by either party at any time in the event the other party, ceases to do business, becomes or is declared insolvent or bankrupt, is the subject of any proceeding relating to this liquidation or insolvency which is not dismissed within thirty (30) days, or makes an assignment for the benefit of its creditors;

          3) by either party upon thirty (30) days written notice in the event of a material breach of any obligations under this Agreement by the other party; provided, however that the party in breach shall have an opportunity to cure such breach during the thirty (30) day period, and if so cured to the reasonable satisfaction of the other party, no termination will be deemed to have occurred. For purposes of this agreement, material breach shall be defined as
               a) material and repeated breach of any payment or delivery term of this agreement not otherwise excused in the agreement or by the agreement, c) failure to comply with warranty provisions of the Agreement, d) any intentional or reckless infringement of intellectual property rights of either company (including but not limited to rights in confidential information, patent, trademark, trade secret, copyright or software rights granted pursuant to license), e) intentional or reckless behavior resulting in violation of law, f) sale of product not consistent with the intent of this Agreement (e.g. Troy sale of printers without appropriate value added or HP disregard of exclusivity provisions), or g) consistent failure to fulfill support obligations set out in the Agreement.

     B. Neither party will be liable to the other for delays in the performance of or completion of this Agreement if the delay is caused by strike, riots, wars, government regulations, acts of God, fire, flood, or other causes beyond its reasonable control. If the delay continues 90 days or longer, or it becomes obvious that the delay will continue for 90 days, then either party shall have the option, exercisable by written notice, to cancel all or any portion of orders placed hereunder without charge or liability.

     C. If either party gives the other notice of termination or advises the other of its intent not to renew this Agreement, HP may require that Reseller pay cash in advance for additional shipments during the remaining term, regardless of Reseller's previous credit status, and may withhold all such shipments until Reseller pays its outstanding balance.

     D. Upon termination or expiration of this Agreement for any reason, Reseller will immediately cease to be an authorized HP Reseller and will refrain from representing itself as such and from using any HP trademark or trade name.

     E. Upon any termination or expiration, either party may required that HP repurchase from Reseller any HP Products on HP's then current Product Exhibits, which are in their unopened, original packaging and marketable as new merchandise. The repurchase price shall be the lower of either the Net Reseller Price on the date of termination or expiration or Reseller's original purchase price, in each case less any promotional or other discounts or price protection or other credit extended by HP to Reseller for the Product. Reseller should contact its HP sales representative for information about the items eligible for repurchase and instructions for their return at HP's expense.

     F. The indemnities provided in this Agreement will survive termination or expiration of this Agreement.

18.  AMENDMENT

     A. HP may, from time to time, add products to or delete them from the product Exhibits, change its list prices and discounts, or implement promotional or other programs, at HP's discretion, upon reasonable notice to Reseller.

     B. Each party agrees that the other has made no commitments regarding the duration or renewal of this Agreement beyond those expressly stated in this Agreement.

19.  GENERAL

     A. Neither party may assign any rights or obligations in this Agreement without the prior written consent of the other party. Any attempted assignment will be deemed void.

     B. Neither party's failure to enforce any provision of this Agreement will be deemed a waiver of that provision or of the right to enforce it in the future.

     C. This Agreement including the attached Addenda and associated Product Exhibits, and any associated software license contains the entire understanding between the parties relating to its subject matter. HP hereby gives notice of objection to any additional or inconsistent terms set forth in any purchase order or other document issued by Reseller. No modification of this Agreement will be binding on either party unless made in writing and signed by both parties.

     D. If all or any part of a term of this Agreement is held invalid, the balance of the Agreement shall remain in effect as stated.

     E. No U.S. Government procurement regulations will be deemed included in this Agreement or binding on either party unless specifically accepted in writing and signed by both parties.

     F. This Agreement will be governed by the laws of the State of California.

20.  NOTICES

All notices and demands under the terms of this agreement shall be in writing, delivered by fax, personal, first class mail postage prepaid, or registered mail to a location set forth in this Agreement or to HP at 5301 Sevens Creek Boulevard, P.O. Box 58059, Santa Clara, California 95052-059 or to the assigned local HP sales representative.

U.S. LaserJet MICR Solution DIRECT
VALUE-ADDED RESELLER ADDENDUM

TROY SYSTEMS, INC.
-------------------------------    --------------------------------------------
Company Name (Including DBA's)     Agreement

2331 SOUTH PULLMAN STREET
-------------------------------------------------------------------------------
Address

SANTA ANA  CA    92705                (714) 250-3280
---------------------------------     -----------------------------------------
City      State   Zip                 (Area Code) Telephone #

                                      (714) 250-8972
                                      ---------------------------------
                                      Fax #

1.   APPOINTMENT

HP appoints the reseller named above as an exclusive LaserJet MICR Solution Value-Added Reseller ("VAR") for the length of this contract period.

2.   APPROVED LOCATIONS

     A. VAR's distribution center location(s) are listed on Exhibit C. VAR must own more than forty percent of its business at each approved location. Any additions to this list will be promptly provided to HP.

     B. All VAR's, sales, advertising, and promotional activities for HP Products must be conducted from Selling Locations listed on Exhibit C.

3.   RESELLER SALES

     A. VAR may sell HP Products through the company names and selling locations set out on Exhibit C.

     B.   VAR may not sell HP Product to other resellers for stock balancing.

     C. VAR may sell HP Products internationally to the countries set out on Exhibit D as part of a MICR configuration to authorized international resellers subject to the following conditions:
          1. VAR will purchase the international version HP Products from HP under its US LaserJet MICRO Solution Direct Value-Added Reseller Agreement existing on the date of order at HP's applicable US domestic price.
          2.   VAR must remanufacture any international version HP Product to be exported outside the United States in a MICR configuration.
          3.   Re-manufacture will be performed at VAR's remanufacture facility based in the United States.
          4. VAR will export the re-manufactured configuration discussed here only to the countries listed on Exhibit D.
          5. VAR shall be responsible for export permit requirements, export reporting, costs, duties, taxes, and freight, and for conforming to US export regulations. Customer will not export products or technical data in violation of applicable export regulations.
          6. HP shall have the right to inspect the records of VAR to verify such information on reasonable notice, not to be less than two business days.
          7.   VAR agrees to extend product warranty as required by law.
          8. VAR agrees that international product purchases will not be entitled to accrual of co-op or MDF funds. All parties agree such purchases are not eligible for stock adjustment or price protection.
          9. VAR agrees to promptly notify HP of any additions or deletions to the list of countries set out on Exhibit D.

4.   END-USER SALES

     A. VAR may sell HP Products only through the company names and selling locations set out on Exhibit C to end-user customers (including government and corporate users as well as individual users).

     B. All HP Products purchased by VAR will be incorporated into a complete MICR system, marketed as such, and sold only with substantial value added in one of the following ways:

          1)   a.   Through the integration of the HP Products into a complete system providing a total solution to customers in a specific market recognized and agreed to by HP, where sale of the system depends on VAR's specialized knowledge of those customers and their needs.

               b. Through addition of a substantial amount of other software and/or hardware that VAR manufactures, or develops, or acquires added value in this form must represent a significant functional enhancement to the HP Products included in the system. If the added value consists exclusively of the software it must solve a major application need of the end-user.

               c. As an addition or consumable to any product or system sold under conditions specified in sections a or b, above.

          2) VAR will not sell standard HP LaserJet printers into the general office printer market without their MICR value added solution. The VAR value added is reflected in this agreement and set out in Exhibit E.

5.   VAR RESPONSIBILITIES

     A.   FACE TO FACE SUPPORT
          VAR must sell value added HP Products on a face-to-face basis and must provide pre-sale and post-sale support for its customers sufficient to ensure a high level of customer satisfaction with VAR's value added support capabilities.

     B.   TRAINING
          VAR will ensure that its employees complete any required training courses designated by HP.

     C.   PRIMARY CONTACT
          VAR will identify and keep current a primary and secondary support contact for both marketing communications and post-sales technical support at each approved location.

     D.   NEW PRODUCT INTRODUCTIONS
          VAR will not sell, advertise, promote, display, or disclose the features, availability or price of any new HP product before HP's public announcement of that product.

     E.   PRODUCT SERVICE AND CUSTOMER SUPPORT
          1) VAR assumes responsibility for repairs and all support of VAR private labelled products within end user customer locations.

          2) HP may, at its discretion, require VAR to qualify to perform in-warranty repairs for HP Products in order to remain eligible to carry them. However, VAR is not authorized to establish, market or promote themselves as service providers, authorized or otherwise, for HP labelled products. Service of HP labelled products is understood to be authorized only as an adjunct to authorized sales under this Agreement.

          3) VAR assumes full responsibility for warranty and service of any existing end user installed LaserJet printer upgraded by the VAR to their value added product solution unless otherwise expressly agreed to in writing by HP's marketing manager for Boise Printer Division.

          4) VAR agrees to offer and provide to its end-users customers adequate support for its value-added solution(s). This support must be offered in a format that ensures a high level of customer satisfaction with the VAR's value-added support capabilities.

     F.   ADVERTISING
          VAR may advertise its value-added solutions using HP Products nationwide. Each advertisement must focus on VAR's value-added solution. Such advertisements may, however, refer to the use of HP component parts.

6.   POLICIES AND PROGRAMS

     A.   From time to time, HP may offer or change HP policies and VAR
          Programs.

7.   NONBINDING FORECASTING

     A. Regular monthly 18 month rolling forecasts will be expected of VAR on all product listed in the associated Product Exhibit. These are nonbinding forecasts except as set forth below.

8.   BINDING FORECASTING ON MICR TONER PRODUCT

     A. VAR will not be held to a binding forecast for the first six months of this agreement. During that 6 month period, VAR agrees to work with HP to provide accurate forecasts. After the first 6 months VAR is required to purchase amounts set out in six month rolling forecasts, which are subject to the flexibility percentage set out in the attached Exhibit B. Changes outside these parameters must be agreed to in writing by HP.

9.   INDEPENDENT SOURCING

     A. At HP's discretion, technical schematics will be provided to VAR upon written request for sourcing by VAR from independent technology sources. However, HP reserves the right to limit what technical schematics are provided.

10.  TOOLS AND DEVELOPMENT ENVIRONMENT

     A.   HP will share information about development environment with VAR.

     B. HP will provide VAR with support for HP customer developed products and development tools from date of product release until three years after HP discontinues the custom products and development tools.

11.  PRODUCT SUPPORT LIFE

     A. HP is expected to provide technical and service part support for HP products from date from first procurement for HP until three years after product is discontinued by HP.

     B. VAR is expected to provide technical and service part support to Var's customer for HP products from date of first procurement from HP until three years after product is discontinued by HP.

12.  PRIVATE LABELING & LOSS OF HP PRODUCT IDENTITY

     A. The product purchased hereunder are for OEM purposes. VAR will replace HP product identity (except as otherwise required in Exhibit
          E) with VAR's product identity. Identity loss will include, but not be limited to, HP product front panel printer brand and model names, and HP product serial numbers on HP product rear panel serial number tags and all reference to HP in documentation (except as otherwise required to identify intellectual property rights). VAR may advertise "HP components" but VAR may not advertise that HP products are offered for sale.

13.  ADVANTAGE AND PROMOTIONAL FUNDS

     A. VAR shall not be entitled to Advantage funds or promotional allowances, facilities or services from HP in connection with this Agreement.

14.  PROMOTION AND EXCLUSIVITY

     A. VAR recognizes that HP expects VAR to actively promote HP products sold under this agreement. To ensure such promotion, VAR agrees that as set forth in Paragraph 1 of this Agreement, VAR shall not offer for sale products competitive with the HP products described in the Product Exhibit. VAR also agrees to meet the Shipment Milestones as set out in Exhibit F.

                  Exhibits to the MICR Solution Reseller Agreement


                                     Exhibit A


[Portions of this Exhibit A have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. A copy of the Agreement with this Exhibit A intact has been filed separately with the Securities and Exchange Commission]



Product Discount Schedule:   Schedule A  Schedule B   Schedule C    Schedule D
                              ___%        ___%         ___%         ________

Approved Product List:




--------------------------------------------------------------------------------------------------
Discount Schedule         Product Schedule       Product Description         Product Price List
--------------------------------------------------------------------------------------------------
      A                     C2037A #ABA           LJ 4 Plus 120 volt                    CPL
      A                     C2037A #ABB           LJ 4 Plus 220 volt                    CPL
      C                       C3130A                  1 Mbyte SIMM                      CPL
      C                       C3131A                  2 Mbyte SIMM                      CPL
      C                       C3132A                  4 Mbyte SIMM                      CPL
      C                       C3133A                  8 Mbyte Simm                      CPL
      C                       C3146A                 16 Mbyte Simm                      CPL
      C                    C3129A #ABA             LJ 4 Plus PS SIMM                    CPL
      C                       C2082B           LJ 4 Plus Envelope Feeder                CPL
      C                       C2083D           500 sheet tray & assembly                CPL
      C                       C2084C                  500 sheet tray                    CPL
      C                       C2084D               500 sheet repl. tray                 CPL
      C                       C2085D               250 sheet repl. tray                 CPL
      C                       C2085E               250 sheet repl. tray                 CPL
      C                       C2085F               250 sheet repl. tray                 CPL
      C*                      92298X                     MICR Toner                  $________
      D*                    36595A #115                 2MB OTP SIMM                Custom SIMM
      B                     C3150A #ABA               LJ 5P 120 volt                    CPL
      B                     C3150A #ABB               LJ 6P 220 volt                    CPL
      B                     C3141A #ABA               LJ 4V 120 volt                    CPL
      B                     C3141A #ABB               LJ 4V 220 volt                    CPL
      B                     C3916A #ABA                LJ 5 120 volt                    CPL
      B                     C3916A #ABB                LJ 5 220 volt                    CPL
      B                     C3980A #ABA               LJ 6P 120 volt                    CPL
      B                     C3980A #ABB               LJ 6P 220 volt                    CPL
      B                     C3982A #ABA               LJ 6MP 120 volt                   CPL
      B                     C3982A #ABB               LJ 6MP 220 volt                   CPL
      B                     C3166A #ABA               LJ 5SI 120 volt                   CPL
      B                     C3166A #ABA               LJ 5Si 220 volt                   CPL
      C                     J2550A #ABA              JetDirect/10BaseT                  CPL
      C                     J2552A #ABA       JetDirect/10BaseT, BNC, LocalTalk         CPL
      C                        C3903A                LaserJet 5P Toner                  CPL
      C                        92291A                LaserJet 4Si Toner                 CPL
      C                        C3909A                LaserJet 5Si Toner                 CPL
      C                        C3909A                LaserJet 5Si Toner                 CPL
      C                        C2975A                 Printer Cabinet                   CPL
      C                        C3762A                   Duplex Unit                     CPL
      C                        C3763A             2,000-Sheet Input Tray                CPL
      C                        C3764A                Multi-Bin Mailbox                  CPL
      C                        C3765A                 Envelope Feeder                   CPL
      C                        C3768A         Paper-handling controller board           CPL
      C                        C2965A                420-Mbyte disk drive               CPL
      C                        C3920A                 Duplex-LJ5/5M/5N                  CPL
      C                        C3921A              500-sht fdr-LJ5/SM/5N                CPL
      C                        C3927A                 Envelope fdr-LJ5                  CPL

* These are MICR products and are subject to exclusivity.

                                     Exhibit B


[Portions of this Exhibit B have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. A copy of the Agreement with this Exhibit B intact has been filed separately with the Securities and Exchange Commission.]


------------------------------------------------------------------------------------------------------
Planning Month in Forecast:  (Forecast is   Month 1   Month 2    Month 3    Month 4  Month 5   Month 6
received in 0)
------------------------------------------------------------------------------------------------------
Maximum increase/Decrease: (vs. same          _____%   _____%     _____%     _____%   _____%    _____%
calendar month in previous forecast)
------------------------------------------------------------------------------------------------------

                                     Exhibit C



[Portions of this Exhibit C have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. A copy of the Agreement with this Exhibit C intact has been filed separately with the Securities and Exchange Commission.]


Distribution, US Reseller, and International Reseller Locations



WORLDWIDE DISTRIBUTION CENTERS
------------------------------

Troy
2331 S. Pullman Street
Santa Ana, CA 92705

3 Brian Drive
Wheeling, West Virginia 26003

11 C Valentia Avenue Lugarno, Australia

                                            WORLDWIDE RESELLER OR SALES AGENTS
                                            ----------------------------------

WORLDWIDE STOCKING & RESELLER LOCATIONS
---------------------------------------

                                     Exhibit D

INTERNATIONAL COUNTRIES FOR EXPORT:


Argentina
Australia
Brazil
Canada
Chile
China
Colombia
Costa Rica
Ecuador
El Salvador
England
Finland
France
Germany
Hong Kong
India
Indonesia
Israel
Italy
Japan
Jordan
Korea
Mexico
Morocco
New Caledonia
New Zealand
Norway
Oman
Peru
Philippines
South Africa
Spain
Sweden
Thailand
Turkey
Venezuela

                                     Exhibit E

Value-added by Troy FOR THE LASERJET 4 PLUS is in the following areas:
warranty, service, two tier distribution, software and hardware customization, Troy identify on products, product liability responsibilities assumed, Troy will conduct product testing on each printer with a MICR configuration before the solution is shipped, Troy manuals, Troy will provide pre/post sale consulting on MICR technology, and Troy will maintain product inventory sufficient to fulfill customer needs.

VALUE-ADDED BY TROY FOR THE LASERJET 4P. 5P. 4V. 5. AND 5SI IS IN THE FOLLOWING
AREAS: (1) WARRANTY AND SERVICE FOR ALL MICR TONER AND TECHNOLOGY RELATED PROBLEMS THAT AFFECT PRINTER PERFORMANCE, (2) WARRANTY AND SERVICES FOR MICR TONER CARTRIDGES AND SOFTWARE CUSTOMIZATION, (3) TROY SERVICE LABEL ON PRINTERS AND IN USER'S GUIDE MANUAL, (4) TROY WILL PROVIDE PRE/POST SALES CONSULTING ON MICR TECHNOLOGY.

                                     Exhibit F

SHIPMENT MILESTONES


     [Portions of this Exhibit F have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. A copy of the Agreement with this Exhibit F intact has been filed separately with the Securities and Exchange Commission]



SHIPMENT MILESTONES
------------------

The following shipment milestones (VAR will have taken delivery of said quantities by the established dates) will be in effect in order for VAR to maintain exclusive rights to resell HP MICR LaserJet printers. If milestones are not met by the dates specified, the Agreement will remain in effect but the exclusivity granted to the VAR to sell MICR LaserJet printers may be removed at the discretion of HP. If HP chooses to withdraw exclusivity under the Agreement then the VAR will no longer be bound to exclusivity sell LaserJet printers, unless HP restores exclusivity to the VAR.

     Milestone 1 - July 1, 1996 through June 30, 1997 (      printers)
     -----------------------------------------------------------------
     Milestone 2 - July 1, 1997 through June 30, 1998 (      printers)
     -----------------------------------------------------------------
     Milestone 3 - July 1, 1998 through March 31, 1999 (     printers)
     -----------------------------------------------------------------